Exhibit 99.3
BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction	F-2
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at September 30, 2010	F-4
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	F-5
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the Year Ended December 31, 2009	F-6
Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements	F-7

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
     On December 18, 2010, Buckeye Partners, L.P. (the “Partnership”), through its wholly owned subsidiary, entered into a Sale and Purchase Agreement with affiliates of First Reserve Corporation (“First Reserve”), pursuant to which the Partnership agreed to acquire (the “BORCO Acquisition”) all of First Reserve’s indirect 80% interest in Bahamas Oil Refining Company International Limited (“BORCO”) for $1.36 billion, financed through a combination of debt and equity, including the issuance of Class B partnership units (“Class B Units”) and Partnership limited partner units (“LP Units”) to First Reserve. The BORCO Acquisition is structured as the acquisition by the Partnership of all of the partnership interests in FR BORCO Topco, L.P. (“BORCO Topco”), which indirectly owns First Reserve’s 80% interest in BORCO. The BORCO Acquisition is subject to approval by certain Bahamian governmental authorities and is otherwise subject to customary closing conditions. The Partnership expects to complete the BORCO Acquisition during the first quarter of 2011.
     Royal Vopak (“Vopak”), which is based in The Netherlands, owns the remaining 20% of BORCO. Pursuant to a unitholders and operating agreement, Vopak has the right, exercisable through January 14, 2011, to sell its 20% ownership interest in BORCO to the Partnership at the same proportionate price and on the same terms and conditions as those in the agreement with First Reserve. If Vopak elects to sell its interest, the Partnership would expect to finance the Vopak purchase price with a combination of debt and equity, including equity issued to Vopak in the same types and proportionate amounts of equity that will be issued to First Reserve. These unaudited pro forma condensed combined consolidated financial statements do not reflect the effects of Vopak’s right to sell its 20% ownership interest in BORCO because the Partnership is unable to determine whether Vopak will exercise its right. However, if Vopak were to exercise its right to sell its 20% ownership interest, the impact to the pro forma condensed combined consolidated balance sheet would be a reduction of the pro forma noncontrolling interest balance of BORCO Topco and a corresponding increase to partners’ capital. For purposes of the pro forma condensed combined consolidated statements of operations, no portion of net income would be allocated to noncontrolling interests as the exercise of Vopak’s right would result in the Partnership owning 100% of BORCO.
     In connection with the BORCO Acquisition, the Partnership will repay all of BORCO Topco’s subsidiary indebtedness, including Vopak’s 20% interest in such indebtedness. Accordingly, these pro forma financial statements assume a reduction of Vopak’s interest in BORCO due to the Partnership’s payment of Vopak’s portion of indebtedness.
     Prior to the BORCO Acquisition, on November 19, 2010 the Partnership completed the acquisition of all of the economic interest in Buckeye GP Holdings L.P. (“Holdings”) pursuant to a plan and agreement of merger (the “Holdings Merger Agreement”). Pursuant to the Merger Agreement, all Holdings units were converted into the LP Units. The Partnership’s existing partnership agreement was amended and restated to provide for the cancellation of the incentive distribution rights and the approximate 0.5% general partner interest in the Partnership owned, directly by the Partnership’s general partner was converted into a non-economic general partner interest in the Partnership.
     Prior to the consummation of the Holdings Merger Agreement, the Partnership, a publicly traded limited partnership, was a consolidated subsidiary of Holdings, which was also a publicly traded limited partnership. Upon approval by the unitholders of both Holdings and the Partnership and upon satisfying all other conditions set forth in the merger agreement, Holdings became a subsidiary of the Partnership, with the Partnership as the sole limited partner of Holdings and the general partner of Holdings continuing as the non-economic general partner of Holdings. In addition, the incentive distribution agreement (also referred to as the incentive distribution rights) held by the Partnership’s general partner was cancelled and the general partner units held by the Partnership’s general partner (representing an approximate 0.5% general partner interest in the Partnership) were converted to a non-economic interest in the Partnership. For accounting purposes, Holdings was considered the accounting acquirer of the Partnership’s non-controlling interest. The changes in Holdings’ ownership interest were accounted for as an equity transaction and no gain or loss was recognized as a result of the merger.
     The unaudited pro forma condensed combined financial statements give effect to the BORCO Acquisition and the Holdings Merger Agreement (collectively, the “Transactions”). The unaudited pro forma condensed combined consolidated balance sheet gives effect to the Transactions as if they had occurred on September 30, 2010, and the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 give effect to the Transactions as if both had

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
occurred on January 1, 2009. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact.
     The following pro forma financial statements should be read in conjunction with:
•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•	the historical audited and unaudited consolidated financial information and accompanying notes of Holdings and the Partnership, which have been filed by the Partnership in its annual report on Form 10-K, quarterly reports on Form 10-Q and as exhibits to its current report on Form 8-K filed on November 26, 2010, and amended on December 6, 2010;

•	the unaudited consolidated interim financial statements of BORCO Topco as of and for the nine months ended September 30, 2010 filed by the Partnership as Exhibit 99.2 to the current report on Form 8-K to which these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements is filed as an Exhibit; and

•	the historical audited consolidated financial statements of BORCO Topco as of and for the year ended December 31, 2009 filed by the Partnership as Exhibit 99.1 to the current report on Form 8-K to which these Unaudited Pro Forma Condensed Combined Consolidated Financial Statements is filed as an Exhibit.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 2010
(In thousands, except unit amounts)

		Effect of
	Buckeye GP	Holdings		Buckeye	FR Borco	Effect of
	Holdings L.P	Merger		Partners, L.P.	Topco, L.P	BORCO		Combined Pro
	Historical	Agreement		Pro Forma	Historical	Acquisition		Forma
ASSETS
Current assets:
Cash and cash equivalents	$15,922	$(14,000	)(a)	$15,922	$39,775	$420,375	(f)	$39,776
		14,000	(a)			(666,549	)(g)
						(6,058	)(j)
						(319,089	)(l)
						645,400	(m)
						(20,000	)(n)
						(70,000	)(o)
Trade receivables, net	133,695	—		133,695	2,091	—		135,786
Construction and pipeline relocation Receivables	8,844	—		8,844	—	—		8,844
Inventories	267,724	—		267,724	1,709	—		269,433
Derivative assets	2,600	—		2,600	—	—		2,600
Prepaid and other current assets	74,484	—		74,484	6,241	—		80,725

Total current assets	503,269	—		503,269	49,816	(15,921)		537,164

Property, plant and equipment, net	2,248,866	—		2,248,866	533,780	288,673	(h)	3,071,319
Equity investments	108,143	—		108,143	—	—		108,143
Goodwill	432,124	—		432,124	141,346	(141,346	)(i)	1,040,680
						608,556	(i)
Intangible assets, net	41,817	—		41,817	254,730	37,650	(h)	334,197
Other non-current assets	37,732	—		37,732	11,426	(10,206	)(l)	43,552
						4,600	(m)

Total assets	$3,371,951	$—		$3,371,951	$991,098	$772,006		$5,135,055

LIABILITIES
Current liabilities:
Line of credit	$211,800	$—		$211,800	$—	$—		$211,800
Current portion of long-term debt	3,059	—		3,059	—	—		3,059
Accounts payable	56,346	—		56,346	14,272	—		70,618
Derivative liabilities	10,978	—		10,978	19,162	(19,162	)(l)	10,978
Accrued and other current liabilities	115,489	—		115,489	13,588	—		129,077

Total current liabilities	397,672	—		397,672	47,022	(19,162)		425,532

Long-term debt	1,441,287	14,000	(a)	1,455,287	299,927	(299,927	)(l)	2,085,287
						650,000	(m)
						(20,000	)(n)
Long-term derivative liabilities	40,910	—		40,910	—	—		40,910
Other non-current liabilities	109,521	—		109,521	4,000	2,790	(h)	116,311

Total liabilities	1,989,390	14,000		2,003,390	350,949	313,701		2,668,040

PARTNERS’ CAPITAL
Partners’ capital	238,706	(14,000	)(a)	1,349,590	512,131	(512,131	)(k)	2,163,907
		1,124,884	(b)			820,375	(k)
						(6,058	)(j)
Noncontrolling interests	1,143,855	(1,124,884	)(b)	18,971	128,018	156,119	(h)	303,108

Total partners’ capital	1,382,561	(14,000)		1,368,561	640,149	458,305		2,467,015

Total liabilities and partners’ capital	$3,371,951	$—		$3,371,951	$991,098	$772,006		$5,135,055

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2010
(In thousands, except per unit amounts)

		Effect of
	Buckeye GP	Holdings		Buckeye		FR Borco	Effect of
	Holdings L.P	Merger		Partners, L.P.		Topco, L.P	BORCO		Combined
	Historical	Agreement		Pro Forma		Historical	Acquisition		Pro Forma
Revenues:
Product sales	$1,633,958	$—		$1,633,958		$—	$—		$1,633,958
Rental fees	—			—		108,577			108,577
Transportation and other services	499,349	—		499,349		26,714	—		526,063

Total revenue	2,133,307	—		2,133,307		135,291	—		2,268,598

Costs and expenses:
Cost of product sales and natural gas storage services	1,628,630	—		1,628,630		—	—		1,628,630
Operating expenses	204,037	—		204,037		32,967	—		237,004
Depreciation and amortization	44,259	—		44,259		28,410	8,063	(h)	80,732
Asset impairment expense	—	—		—		—	—		—
Loss on disposal of operating assets	—	—		—		7,393	—		7,393
General and administrative	35,438	—		35,438		9,669	—		45,107
Reorganization expense	—	—		—		—	—		—

Total costs and expenses	1,912,364	—		1,912,364		78,439	8,063		1,998,866

Operating income	220,943	—		220,943		56,852	(8,063)		269,732

Other income (expense):
Investment income	380	—		380		495	—		875
Interest and debt expense	(65,088)	(53	)(a)	(65,141)		(20,550)	(2,542	)(m)	(88,233)

Total other expense	(64,708)	(53)		(64,761)		(20,055)	(2,542)		(87,358)

Income before earnings from equity investments	156,235	(53)		156,182		36,797	(10,605)		182,374
Earnings from equity investments	8,807	—		8,807		—	—		8,807

Net income	$165,042	$(53)		$164,989		$36,797	$(10,605)		$191,181

Allocation of net income:
Noncontrolling interests	$130,324	$(126,483	)(c)	$3,841		$7,359	$878		$12,078
Limited partners’ interests	34,718	126,483	(c)	161,148		29,438	(11,483)		179,103
		(53	)(a)

Net income	$165,042	$(53)		$164,989		$36,797	$(10,605)		$191,181

Earnings per LP Unit:
Basic	$1.23			$2.26					$2.08

Diluted	$1.23			$2.26					$2.08

Weighted average number of LP Units outstanding
Basic	28,300			71,459	(d)				85,927	(p)

Diluted	28,300			71,459	(e)				85,927	(q)

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(In thousands, except per unit amounts)

		Effect of
	Buckeye GP	Holdings		Buckeye		FR Borco	Effect of
	Holdings L.P	Merger		Partners, L.P.		Topco, L.P	BORCO		Combined Pro
	Historical	Agreement		Pro Forma		Historical	Acquisition		Forma
Revenues:
Product sales	$1,125,653	$—		$1,125,653		$—	$—		$1,125,653
Rental fees	—	—		—		115,444	—		115,444
Transportation and other services	644,719	—		644,719		33,725	—		678,444

Total revenue	1,770,372	—		1,770,372		149,169	—		1,919,541

Costs and expenses:
Cost of product sales and natural gas storage services	1,103,015	—		1,103,015		—	—		1,103,015
Operating expenses	275,930	—		275,930		44,139	—		320,069
Depreciation and amortization	54,699	—		54,699		35,652	12,978	(h)	103,329
Asset impairment expense	59,724	—		59,724		—	—		59,724
Loss on disposal of operating assets	—	—		—		11,210	—		11,210
General and administrative	41,147	—		41,147		13,653	—		54,800
Reorganization expense	32,057	—		32,057		—	—		32,057

Total costs and expenses	1,566,572	—		1,566,572		104,654	12,978		1,684,204

Operating income	203,800	—		203,800		44,515	(12,978)		235,337

Other income (expense):
Investment income	453	—		453		494	—		947
Interest and debt expense	(75,147)	(70	)(a)	(75,217)		(12,234)	(16,925	)(m)	(104,376)

Total other expense	(74,694)	(70)		(74,764)		(11,740)	(16,925)		(103,429)

Income before earnings from equity investments	129,106	(70)		129,036		32,775	(29,903)		131,908
Earnings from equity Investments	12,531	—		12,531		—	—		12,531

Net income	$141,637	$(70)		$141,567		$32,775	$(29,903)		$144,439

Allocation of net income:
Noncontrolling interests	$92,043	$(87,841	)(c)	$4,202		$6,555	$(1,201)		$9,556
Limited partners’ interests	49,594	87,841	(c)	137,365		26,220	(28,702)		134,883
		(70	)(a)

Net income	$141,637	$(70)		$141,567		$32,775	$(29,903)		$144,439

Earnings per LP Unit:
Basic	$1.75			$1.95					$1.59

Diluted	$1.75			$1.95					$1.59

Weighted average number of LP Units outstanding
Basic	28,300			70,571	(d)				84,743	(p)

Diluted	28,300			70,614	(e)				84,786	(q)

See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
Note 1. Basis of Presentation
     The unaudited pro forma condensed combined consolidated financial information is presented as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009. The underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of the Partnership; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Transactions. The management of the Partnership believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.
     The Holdings Merger Agreement results in Holdings being considered the surviving consolidated entity for accounting purposes rather than the Partnership, which is the surviving consolidated entity for legal and reporting purposes. As a result, the Holdings Merger Agreement was accounted for in Holdings’ consolidated financial statements as an equity transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 810-10-45, Consolidation — Overall— Changes in Parent’s Ownership Interest in a Subsidiary (FASB ASC 810). As a result, non-controlling owners’ interest were eliminated and replaced with an equal amount of partners’ capital on the balance sheet. Consequently, no fair value adjustment was made to the assets or liabilities of Holdings and no gain or loss was recognized in Holdings’ net income. In addition, costs incurred to complete the merger were charged to partners’ capital during the year ended December 31, 2010. Because the Partnership was the surviving entity for legal purposes, the pro forma condensed consolidated balance sheet and statements of operations are entitled “Buckeye Partners, L.P. Pro Forma.”
     For the Holdings Merger Agreement, the unaudited pro forma condensed consolidated financial information reflects the issuance of approximately 20 million LP Units using an exchange ratio of 0.705 LP Units per Holdings unit.
     The BORCO Acquisition is reflected in the unaudited pro forma condensed combined consolidated financial statements as being accounted for based on the acquisition method of accounting. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. The unaudited pro forma condensed combined consolidated financial statements give effect to preliminary estimates of the fair value of BORCO Topco’s tangible and separately identifiable intangible assets and liabilities. The accounting treatment of business combinations requires the acquirer to measure a noncontrolling interest in the acquiree at its fair value at the acquisition date. Accordingly, the pro forma financial statements include adjustments to reflect the noncontrolling interest at a preliminary estimate of fair value. The preliminary fair value measurements utilize estimates based on key assumptions of the BORCO Acquisition, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. In the Partnership’s final accounting for the acquisition, these amounts may be determined to vary materially from the preliminary estimates. Any differences in these estimates will change the amount of goodwill relating to BORCO Topco. BORCO Topco is domiciled in the Cayman Islands and is subject to a statutory income tax rate of 0%. Therefore, the pro forma adjustments related to the BORCO Acquisition have no income tax effect.
     Certain reclassifications have been reflected on BORCO Topco’s financial statements to conform the presentation to the format used by the Partnership. Additional reclassifications may be necessary in the final accounting for the acquisition.
     Based on the Partnership’s review of BORCO Topco’s summary of significant accounting policies disclosed in its financial statements and preliminary discussions with BORCO Topco’s management, the nature and amount of any adjustments to the historical financial statements of BORCO Topco to conform its accounting policies to those of the Partnership are not expected to be material. Upon completion of the BORCO Acquisition, the Partnership will conduct a further review of BORCO Topco’s accounting policies and financial statements which may result in revisions to BORCO Topco’s policies and classifications to conform to those of the Partnership.
     The unaudited pro forma condensed combined consolidated financial information reflects the issuance to First Reserve of approximately 4.38 Class B Units and approximately 2.48 million Partnership LP Units with an aggregate value of $400 million. Such issuance, combined with $255.3 million of repayment of First Reserve’s

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
portion of BORCO Topco’s indebtedness, $666.5 million cash consideration paid to First Reserve, and the assumed payment of $70 million cash used to fund an escrow account results in a total pro forma purchase price of $1.36 billion. The pro forma purchase price is derived from negotiated prices on the date of the Sale and Purchase Agreement, which do not materially differ from the most recent 10-day average of the Partnership’s LP Units. The pro forma purchase price may vary from the final purchase price used to record the BORCO Acquisition upon closing due to changes in the value of the Partnership’s LP Units. An increase or decrease of 5% in the Partnership’s LP Unit price would increase or decrease the consideration transferred by approximately $20 million, which would be reflected as an increase or decrease to the purchase price of BORCO with a corresponding adjustment to goodwill.
     The number of Class B Units and LP Units to be issued to First Reserve is fixed unless the closing of the BORCO Acquisition occurs after the record date for the Partnership’s fourth quarter 2010 distribution in respect of its LP Units. In such instance, the price per unit of Class B Units and LP Units will be reduced by the amount of such distribution, but the total aggregate value will remain $400 million, and the number of units issued will be increased accordingly.
     Estimated transaction costs have been excluded from the unaudited pro forma condensed combined consolidated statements of operations as they reflect non-recurring charges directly related to the Transactions. However, the anticipated transaction costs are reflected in the unaudited pro forma condensed combined consolidated balance sheet, as a reduction of cash and partners’ capital.
     These unaudited pro forma condensed combined consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the Transactions, are based on assumptions that the Partnership and Holdings believe are reasonable under the circumstances and are intended for informational purposes only. These statements do not necessarily reflect the results of operations or financial position of the Partnership that would have resulted had the Transactions actually been consummated as of the indicated dates, and are not necessarily indicative of the future results of operations or the future financial position of the Partnership.
Note 2. BORCO Acquisition Purchase Price and Purchase Accounting Adjustments
     The following table provides information regarding the pro forma purchase price, the pro forma adjustments to recorded assets and liabilities, goodwill and noncontrolling interests related to BORCO Topco (in thousands):

Issuance of approximately 4.38 million Class B Units at negotiated value of $57.04 per unit		$250,000
Issuance of approximately 2.48 million LP Units at negotiated value of $60.40 per unit		150,000
Cash consideration to First Reserve		666,549
BORCO Topco’s subsidiary indebtedness		319,089
Funding of escrow account for Bahamian transfer taxes payable		70,000

Consideration issued to effect the transaction		1,455,638
Value of noncontrolling interest		284,137

Enterprise value		$1,739,775

Net assets acquired:
BORCO Topco partners’ capital	640,149
Estimated adjustments to reflect net assets acquired at fair value:
Property, plant and equipment, net	288,673
Intangible assets, net	37,650
Other non-current assets	(10,206)
BORCO Topco’s subsidiary indebtedness	319,089
Other non-current liabilities	(2,790)
Historical BORCO Topco goodwill	(141,346)

		1,131,219

Pro forma goodwill relating to BORCO Topco		$608,556

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
The allocation of the preliminary purchase price to the fair values of assets to be acquired and liabilities to be assumed includes pro forma adjustments for the fair value of property, plant and equipment, intangible assets, goodwill and noncontrolling interests. Any additional adjustments to reflect BORCO Topco assets and liabilities at fair value would affect the pro forma goodwill relating to BORCO Topco, and may affect depreciation or amortization expense in the future. Accordingly, the final valuation could result in significantly different amounts from the amounts presented in the pro forma information. For example, if it were determined that the fair value of BORCO Topco property, plant and equipment exceeds its preliminary estimated fair value by $100 million, goodwill would decrease by a like amount, and depreciation expense would increase by approximately $4.2 million per year, based on an estimated average remaining useful asset life of 24 years.
Note 3. Pro Forma Adjustments
     The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
Pro Forma Adjustments Related to the Holdings Merger Agreement
(a)	To reflect the amount borrowed for, and the payment of, the estimated incremental costs associated with completing the Holdings Merger Agreement including the payment of legal fees, opinion fees and other professional fees and expenses, and the interest costs associated with the incremental borrowings.

(b)	To reclassify to partners’ capital the non-controlling owners’ interests in consolidated subsidiaries previously reported by Holdings related primarily to the Partnership’s public limited partner unitholders.

(c)	To reclassify to limited partners’ interest the net income previously allocated to noncontrolling owner’s interest in consolidated subsidiaries previously reported by Holdings related primarily to the Partnership’s public limited partner unitholders.

(d)	The Partnership’s pro forma basic weighted average number of LP Units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Basic weighted average number of LP Units outstanding - as reported	50,620	51,508
Partnership’s LP Units issued in exchange for Holdings units	19,951	19,951

Pro forma basic weighted average number of LP Units outstanding	70,571	71,459

(e)	The Partnership’s pro forma diluted weighted average number of LP Units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Diluted weighted average number of LP Units outstanding - as reported	50,663	51,508
Partnership’s LP Units issued in exchange for Holdings units	19,951	19,951

Pro forma diluted weighted average number of LP Units outstanding	70,614	71,459

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
Pro Forma Adjustments Related to the BORCO Acquisition
(f)	Reflects cash proceeds from the issuance of approximately 1.31 million units to institutional investors of Class B Units at a value of $57.04 per unit and approximately 5.79 million LP Units at a value of $60.40 per unit for an aggregate amount of $425 million, less issuance costs of approximately $4.6 million.

(g)	Reflects cash consideration to First Reserve for the BORCO Acquisition.

(h)	Reflects an increase to record BORCO Topco’s property, plant and equipment and identifiable intangible assets to the estimated fair value and the related increase to depreciation and amortization. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the BORCO Acquisition is completed. The estimated useful lives of the property, plant and equipment range from 2 to 27 years and the intangible assets approximate 20 years. Also reflects an increase to record other non-current liabilities and noncontrolling interest at fair value.

(i)	Elimination of BORCO Topco’s historical goodwill and the recognition of goodwill resulting from the BORCO Acquisition.

(j)	Reflects the payment of estimated non-recurring BORCO Acquisition costs of approximately $6.0 million.

(k)	Reflects the elimination of BORCO Topco’s partners’ capital balances, recognition of Class B Units and LP Units issued to First Reserve and institutional investors, and adjustment to partners’ capital for the controlling interest portion of purchase accounting adjustments and estimated non-recurring transaction costs. These transaction costs are shown as an adjustment to partners’ capital to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed. Estimated transaction costs have been excluded from the pro forma statement of operations as they reflect non-recurring charges directly related to the BORCO Acquisition.

(l)	Reflects the repayment of all of BORCO Topco’s subsidiary debt that existed prior to the BORCO Acquisition, the termination of its interest rate derivative instruments and the removal of unamortized debt issuance costs from other assets ($10.2 million).

In connection with the BORCO Acquisition, the Partnership will repay all of BORCO Topco’s indebtedness, including Vopak’s 20% interest in such indebtedness. Accordingly, the assumption that the partnership will repay Vopak’s portion of indebtedness results in a corresponding adjustment to noncontrolling interests.

(m)	Reflects the new debt used to finance the BORCO Acquisition and the related interest expense, assuming an interest rate of 5%, which could vary materially from the actual rate of the newly issued debt. The Partnership has obtained a commitment from Barclays Bank PLC, SunTrust Robinson Humphrey, Inc., and SunTrust Bank for a senior unsecured bridge facility of up to $775 million to provide the remainder of the proceeds necessary to finance the BORCO Acquisition. The Partnership plans to raise cash through the issuance of $650 million of term debt prior to closing the acquisition rather than use the bridge facility. A 1/8 percent change in interest rates would result in an approximate $0.8 million change in annual interest expense. Debt issuance costs for the new debt are estimated to be $4.6 million which will be amortized over a period of 10 years.

(n)	Reflects the use of cash proceeds to pay down the Partnership’s unsecured revolving credit facility.

(o)	Reflects amount to be held in escrow related to Bahamian transfer taxes payable.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
STATEMENTS
(p)	The Partnership’s pro forma basic weighted average number of LP Units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Pro forma basic weighted average number of LP Units outstanding — Holdings Merger Agreement	70,571	71,459
Class B Units and LP Units issued in connection with the BORCO Acquisition — weighted average	14,172	14,468

Pro forma basic weighted average number of Class B Units and LP Units outstanding	84,743	85,927

The Class B Units will represent a separate class of the Partnership’s limited partnership interests. The Class B Units will share equally with the LP Units (i) with respect to the payment of distributions and (ii) in the event of a liquidation of the Partnership. The Partnership has the option to pay distributions on the Class B Units with cash or by issuing additional Class B Units, with the number of Class B Units issued based upon the volume-weighted average price of the LP Units for the 10 trading days immediately preceding the date the distributions are declared, less a discount of 15%.

The Class B Units will have the same voting rights as if they were outstanding LP Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law.

(q)	The Partnership’s pro forma diluted weighted average number of LP Units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Pro forma diluted weighted average number of LP Units outstanding — Merger Holdings Agreement	70,614	71,459
Class B Units and LP Units issued in connection with the BORCO Acquisition — weighted average	14,172	14,468

Pro forma diluted weighted average number of Class B Units and LP Units outstanding	84,786	85,927

The Class B Units will convert into LP Units on a one-for-one basis on the earlier of (a) the date on which at least 4 million barrels of incremental storage capacity are placed in-service by BORCO and (b) the third anniversary of the closing of the BORCO Acquisition.